Exhibit 10.47.L
EXECUTION COPY
AGREEMENT WITH RESPECT TO COLLATERAL
     This Agreement With Respect to Collateral, dated as of March 6, 2008 (this “Agreement”), is by and among MUNIMAE TEI HOLDINGS, LLC, a Maryland limited liability company (together with its successors and assigns, the “Pledgor”), MERRILL LYNCH CAPITAL SERVICES, INC., a Delaware corporation (together with its successors and assigns, “MLCS,” and collectively with MLPFS as defined below, the “Pledgee”), MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, a Delaware corporation (together with its successors and assigns, “MLPFS”), MUNICIPAL MORTGAGE & EQUITY, LLC, a Delaware limited liability company (together with its successors and assigns, the “Guarantor”), and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns, the “Collateral Agent”).
W I T N E S S E T H:
     WHEREAS, the parties hereto have previously entered into that certain Fourth Amended and Restated Pledge and Security Agreement dated as of July 11, 2005 (as amended, restated and/or supplemented from time to time, the “2005 Pledge Agreement”);
     WHEREAS, all capitalized terms used but not defined herein shall have the meaning set forth in the 2005 Pledge Agreement;
     WHEREAS, the Pledgor wishes to execute a Pledge Agreement in favor of the Pledgee dated as of March 6, 2008 relating to this Agreement (as amended, restated and/or supplemented from time to time, the “2008 Pledge Agreement”), so that the Collateral as defined therein can serve as Collateral under the 2005 Pledge Agreement;
     WHEREAS, the parties hereto wish to set forth their understanding in connection with the posting of such Collateral;
     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby specifically acknowledged, the parties hereto hereby agree as follows:
     1. As used herein, the terms “Related Pledge Agreements” and “Related Swap Agreements” have the meaning assigned to such terms in the 2008 Pledge Agreement.
     2. The Collateral under the 2008 Pledge Agreement shall serve as Collateral for the Obligations under the 2005 Pledge Agreement. For purpose of determining whether the Minimum Required Collateral Amount is satisfied, the Pledgee has agreed to value such Collateral at an amount equal to 50% of the market value of the Pledged Equity (as defined in the 2008 Pledge Agreement) determined by MLCS from time to time at its own election and which amount shall equal the market value of the bonds owned by MuniMae TE Bond Subsidiary, LLC (“TE Bond Sub”) as determined by MLCS in its sole discretion exercised in good faith (and consistent with MLCS’s valuation of other multifamily housing bonds of similar credit and quality) together with any cash held by TE Bond Sub not required to pay dividends or any accrued interest less the cost of paying off any senior obligations of TE Bond Sub and extinguishing any preferred shares of TE Bond Sub with such costs determined by MLCS in its sole discretion exercised in good faith; provided (i) the value of such Collateral for purposes of determining whether the Minimum Required Collateral Amount is satisfied shall never exceed an amount equal to $100,000,000 multiplied by a percentage equal to the number of shares of MuniMae TE Bond Subsidiary, LLC (“TE Bond Sub”) pledged to the Pledgee pursuant to the 2008 Pledge Agreement divided by the total number of shares of TE Bond Sub outstanding. Notwithstanding the foregoing, the value of such Collateral for purposes of determining whether the Minimum Required Collateral Amount is satisfied shall be deemed zero if less than 100% of the equity interests in TE Bond Sub outstanding are pledged to MLCS in the aggregate pursuant to the Pledge Agreement and the Related Pledge Agreements, and (ii) if the market value of the Pledged Equity under the Pledge Agreement and under each of the Related Pledge Agreements in the aggregate, as determined by MLCS is less than $50,000,000, the value of such Collateral for purposes of determining whether the Minimum Required Collateral Amount is satisfied shall be zero.
     3. Notwithstanding any language in the 2005 Pledge Agreement to the contrary, no Collateral as defined in the 2005 Pledge Agreement shall be released, and any Collateral existing on the date hereof with respect to the 2005 Pledge Agreement that expires prior to termination of the 2005 Pledge Agreement shall be required to be replaced with substitute collateral with a value equal to the collateral expiring (e.g., if a $1,000,000 letter of credit valued at 100% is expiring it shall be replaced with $1,000,000 in cash or other collateral with a value of $1,000,000) unless the Pledgor and/or its affiliates post sufficient collateral with the Pledgee to satisfy their collateral posting obligations under the 2005 Pledge Agreement and each of the Related Swap Agreements without consideration of any pledge of MuniMae TEI’s interest in TE Bond Sub and the Pledgee is required to release its security interest in the Pledged Equity as described in subsection (4) below; provided, however, to the extent that any fixed amount comprising a component of the Minimum Required Collateral Amount is permanently reduced and not subject to mark-to market changes, collateral with a value equal to such permanent reduction shall be released to the Pledgor to the extent such collateral is in excess of the Minimum Required Collateral Amount.
     4. The Pledgee shall release its security interest in all Collateral (as defined in the 2008 Pledge Agreement), including without limitation, the Pledged Equity, and agrees to terminate the 2008 Pledge Agreement, the Related Pledge Agreements and any guarantees of MuniMae TEI secured solely thereby, at any time Pledgor and/or its affiliates post sufficient collateral with the Pledgee to satisfy their obligations under the 2005 Pledge Agreement and the Related Swap Agreements without consideration of any pledge of MuniMae TEI’s interest in TE Bond Sub (with the understanding that once terminated the Pledgee shall not be required to accept a similar pledge of the interests of TE Bond Sub in the future).
     5. The Pledgee shall release its security interest in the Pledged Equity at any time in order to allow such Pledged Equity to be pledged to MLCS pursuant to one or more Related Pledge Agreements simultaneously with such release, and agrees to cooperate with the Pledgor

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to effectuate such transfer of Pledged Equity, but in each case only to the extent that the 2005 Pledge Agreement is over collateralized.
     6. To the extent of any inconsistency between the 2005 Pledge Agreement and the 2008 Pledge Agreement, the 2008 Pledge Agreement shall control.
     7. While the 2008 Pledge Agreement is outstanding, an Event of Default under any Related Swap Agreement (other than an Event of Default caused by MLCS or one of its affiliates) shall be an Event of Default under the 2005 Pledge Agreement and the 2008 Pledge Agreement.
     8. This Agreement may be executed in any number of counterparts, with the same effect as if the signatures thereto and hereto were upon the same instrument.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement With Respect to Collateral to be duly executed, all as of the day and year first above written.

MUNIMAE TEI HOLDINGS, LLC, a Maryland limited liability company, as Pledgor
By:
Name:
Title:

[Signature page to Agreement With Respect to Collateral]

MERRILL LYNCH CAPITAL SERVICES, INC., a Delaware corporation
By:
Name:
Title:

[Signature page to Agreement With Respect to Collateral]

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, a Delaware corporation
By:
Name:
Title:

[Signature page to Agreement With Respect to Collateral]

MUNICIPAL MORTGAGE & EQUITY, LLC, as Guarantor
By:
Name:
Title:

[Signature page to Agreement With Respect to Collateral]

U.S. BANK TRUST NATIONAL ASSOCIATION, as Collateral Agent
By:
Name:
Title: